Exhibit 10.11

Master Lease Agreement

Dated and effective as of March 18, 2013 (“Effective Date”), this MASTER LEASE AGREEMENT (“Agreement”) is entered into by and between Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership with offices at 1740 Persimmon Drive, Naples, Florida 34109, (together with any successor or assignee, “Lessor”) and the Lessee indicated below (together with any successor or permitted assignee, “Lessee”).

LESSEE:	LEGAL NAME: XG Sciences, Inc.
TRADE NAME (if any): [_______________]
ADDRESS: 3101 Grand Oak Drive
Lansing, Ml 48911

CONTACT and TELEPHONE:CEO, 517-703-1110
LEGAL ENTITY Type: Corporation
State of Organization: Michigan
Date of Establishment: May, 2006

LEASE TERMS AND CONDITIONS:

1.  LEASING. Subject to the terms of this Agreement, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment (collectively, the “Equipment” and individually a “unit of Equipment”) described in any equipment schedule (a “Schedule”) signed by Lessee and approved by Lessor. Schedules may also include a description of software (“Software”) to be financed pursuant to the terms of this Agreement. Each Schedule will incorporate all the terms of this Agreement and will constitute a separate agreement for lease of the Equipment and, if applicable, for the payment of any software licensing fee being financed (“Software License Fee”) pursuant to this Agreement (each Schedule, collectively with any attachments, riders and related documents, is referred to as, a “Lease”). With respect to each Lease, capitalized terms not defined in this Agreement will have the meanings stated in the applicable Schedule. Unless it purchases the Equipment under Section 14 hereof (“Options”), Lessee does not have any right or interest in the Equipment except as a lessee. This Agreement is effective from the Effective Date, and will continue until all Leases have terminated or expired.

2.  NET LEASE. EACH LEASE IS A NET LEASE AND ALL PAYMENTS HEREUNDER ARE NET TO LESSOR. LESSEE IS UNCONDITIONALLY OBLIGATED TO PAY MONTHLY RENT AND OTHER AMOUNTS DUE UNDER SUCH LEASE REGARDLESS OF ANY DEFECT OR DAMAGE TO EQUIPMENT OR SOFTWARE, OR LOSS OF POSSESSION, USE OR DESTRUCTION FROM ANY CAUSE WHATSOEVER. LESSEE’S OBLIGATIONS CONTINUE UNTIL SPECIFICALLY TERMINATED AS PROVIDED IN SUCH LEASE. LESSEE’S OBLIGATION WILL DISCONTINUE UPON RECEIPT OF FUNDS THROUGH A CASUALTY AND OR INSURANCE PAYMENT THAT SATISFIES THE LEASE OBLIGATION AS PROVIDED IN SUCH LEASE.

3.  PURCHASE OF EQUIPMENT; LICENSE OF SOFTWARE; SERVICE FINANCING.  (a)  In addition to the satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 15, Lessor is not obligated to purchase or lease a unit of Equipment or advance the Software License Fee to the licensor (“Licensor”) unless before each funding date: (i) Lessor receives from Lessee a fully signed and completed Schedule and such other documents as Lessor may require; (ii) Lessee has irrevocably accepted the unit of Equipment for lease from Lessor and the related Software by properly signing and delivering to Lessor a Certificate of Acceptance in a form and substance satisfactory to Lessor; (iii) Lessor has received from Supplier and/or Lessee, if applicable, clear and unencumbered title to the Equipment; (iv) there is no Default; and (v) in Lessor’s reasonable discretion, no Material Adverse Change has occurred or is reasonably likely to occur. “Material Adverse Change” means a material adverse change in (A) Lessee’s or the Lessee Group’s business, operations, properties, prospects, assets or condition (financial or otherwise), (ii) Lessee’s ability to perform its obligations under this Agreement or any Lease in accordance with its terms, or Lessor’s ability to enforce any of its rights and remedies with respect to any Lease in accordance with the terms of this Agreement or any other document, instrument or agreement executed in connection with any Lease, or (iii) the Equipment or the Lessor’s ownership interest in the Equipment. If Lessor has accepted an assignment of a purchase order but the Lease does not commence, Lessor may reassign the Purchase Order and the Equipment to Lessee without recourse or warranty and Lessee will reimburse Lessor for all expenses incurred on or behalf of Lessor, plus interest at the Overdue Rate. So long as no Default has occurred, Lessor appoints Lessee its agent to inspect and accept the Equipment from Supplier and the Software from Licensor simultaneously with acceptance of the Equipment for lease. For each Schedule, Lessee irrevocably authorizes Lessor to adjust Lessor’s Capitalized Cost (as such term is defined in the Schedule) to account for equipment change orders or returns, invoicing errors and similar matters, and agrees to any resulting adjustments in the TRANSACTION TERMS stated in the applicable Schedule. Lessor will send Lessee a written notice stating the final Total Equipment Cost, Total Software Cost and Total Price and TRANSACTION TERMS, if different from those stated in the applicable Schedule.

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(b)  Lessee acknowledges that any Software listed on any Schedule, or incorporated as a component of any Equipment listed on a Schedule, is furnished to Lessee under separate software licenses with the Licensor, which governs Lessee’s rights to the Software. Upon the occurrence of a Default, in addition to the remedies specified below, Lessor shall be entitled to direct Lessee to cease further use of the Software. Lessee hereby agrees to immediately cease use of the Software upon receipt of direction from Lessor. Lessee further agrees that the detriment that Lessor will suffer as a result of a breach by Lessee of the obligation contained in the foregoing sentence cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce this Section 3.

(c)  Additionally, the Equipment description may include some items of installation, training and services related to the Equipment or Software (“Services”). Lessee acknowledges that all such Services are provided by the Supplier identified in the Schedule, and that Lessor is financing the costs of such Services under the terms of the applicable Lease.

(d)  Lessee’s obligation to pay all amounts hereunder shall not be affected by any inadequacy of the Software or Services, by the bankruptcy of any Licensor or any Supplier, by the failure of Licensor to support the Software or the like. Lessee shall look solely to the Licensor for any and all claims related to the Software and to the Supplier for any and all claims related to the Services.

4.  TERM, RENT AND TITLE. (a) The Initial Term Start Date and the Lease Commencement Date are set forth and defined in the applicable Schedule. The Monthly Rent accrues from the Lease Commencement Date. The Monthly Rent amounts specified and defined in the applicable Schedule are payable on the same day of each month as the Initial Term Start Date. Lessor shall, at its option, have the right to automatically transfer funds from the Lessee’s bank account to pay the Monthly rental and any other amounts due hereunder on the date such amounts become due. Lessee shall, at Lessor’s request, execute such documents as Lessor, or Lessee’s bank, may reasonably request in order to implement such transfer. Rental per day for the period from the Lease Commencement Date specified in the Schedule to the Initial Term Start Date shall be equal to 1/30th of the Lease Rental Payment [defined in the Schedule?] and shall be due in advance of the Initial Term Start Date. If Monthly Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of ten cents ($0.10) per dollar on, and in addition to, such Monthly Rent, but not exceeding the lawful maximum, if any. Advance Rent, if any, as specified and defined in the Schedule is applied to the first Monthly Rent due and then to the final Monthly Rents or, at Lessor’s option, to the payment of any overdue obligation of Lessee. Lessor is not required to: (i) pay any interest on Advance Rent; or (ii) keep Advance Rent in a separate account. If Lessor shall at any time accept Rent after it shall become due or shall accept less than the total amount due, such acceptance shall not constitute a release or an accord and satisfaction of any greater sum due, nor shall such acceptance be construed as a waiver of any or all of Lessor’s rights hereunder.

(b)  This is an agreement of lease only. Lessee shall have no right, title or interest in or to the Equipment lease hereunder, except as to the use thereof subject to the terms and conditions of this Agreement. The Equipment is and shall remain the sole and exclusive property of Lessor or its assignees, unless purchased by Lessee pursuant to the terms hereof. Lessor and Lessee intend that the Equipment is to remain personal property of Lessor.

(c)  In the event of a Default, until Lessee has complied with Section 6(d) (“Use, Operation, Return of Equipment”) Lessee shall pay Lessor Monthly Rent, as liquidated damages for lost rentals and not as a penalty, such payment to be computed on a daily basis (with one day’s rent being 1/30th of the Monthly Rent) until the Equipment is returned. Lessee’s obligations and all other provisions of this Lease continue until such time.

5.  TAXES. Lessee agrees to pay promptly as additional rent all license and registration fees and all taxes (excluding taxes on Lessor’s net income) together with penalties and interest (collectively, “Taxes”) assessed against Lessor, Lessee, the applicable Lease, the Equipment, the Software, the purchase (including purchase by Lessee), sale, ownership, delivery, leasing, possession, use, operation or return of the Equipment or its proceeds (such additional rent, together with Monthly Rent and Advance Rent is hereinafter collectively referred to as “Rent”). Where permitted by applicable law Lessee will report all Taxes. Lessee will reimburse Lessor on demand for any Taxes paid by Lessor. If such taxes or fees are levied against the Lessor, or if Lessee fails to make any payment required hereby, the Lessor shall have the right, but not the obligation, to pay such taxes or fees, whether levied against the Lessor or the Lessee. In such event the Lessee shall reimburse the Lessor therefore within five (5) days after the receipt of an invoice and for the failure to make such reimbursement when due the Lessor shall have all remedies provided herein with respect to the nonpayment of Rent hereunder. Lessee shall give Lessor immediate notice of any attachment or other judicial process, liens, or encumbrances affecting the Equipment and shall indemnify and save Lessor harmless from any loss or damage caused thereby.

6.  USE, OPERATION, RETURN OF EQUIPMENT. (a) Lessee agrees at its own expense to: (i) maintain the Equipment in condition suitable for certification by the manufacturer (if certification is available) and in any event in good operating condition; (ii) use the Equipment and Software solely for business purposes, in the manner for which it was intended and in compliance with all applicable laws and manufacturer requirements or recommendations; (iii) pay all expenses, fines, and penalties related to the use, operation, condition or maintenance of the Equipment and Software; and (iv) comply with all license and copyright requirements of any Software.

(b)  Lessee may affix or install any accessory, addition, upgrade, equipment or device on the Equipment or Software (“Additions”) provided that such Additions (i) can be removed without causing damage to the Equipment or Software, (ii) do not reduce the value of the Equipment or Software and (iii) are obtained from the manufacturer or an approved affiliate and are not subject to the interest of any third party other than Lessor. Any other Additions may not be installed without Lessor’s prior written consent with such consent not to be unreasonably withheld.-At the end of the Initial Term or the Renewal Term (as applicable, the “Term”), Lessee shall remove any Additions which (i) were not leased by Lessor and (ii) are readily removable without causing damage or impairment of the intended function, use, or value of the Equipment or Software and Lessee shall restore the Equipment to its original configurations. Any Additions, which are not so removable, will become the Lessor’s property, free and clear of all claims, liens and encumbrances of any nature whatsoever. Lessee agrees to pay all costs for parts, alterations, and additions to the Equipment and Software (including those required by law), all of which will become the property of Lessor. Lessee agrees not to install any Equipment or Software, if any, inside any other personal property of Lessee. Lessee will not relocate any unit of Equipment from the Equipment Location stated on a Schedule without the prior written approval of Lessor (which shall not be unreasonably withheld).) Lessor may inspect the Equipment during normal business hours. At Lessor’s request, Lessee will attach identifying labels supplied by Lessor showing Lessor’s ownership in a prominent position on each unit of Equipment.

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(c)  Provided that there is no Default, Lessee is authorized on behalf of Lessor to enforce in its own name (and at its own expense) any warranty, indemnity or right to damages related to the Equipment and Software which Lessor has against the Supplier.

(d)  At the end of the Initial Term of the Lease as set forth and defined in the applicable Schedule or any Renewal Term as set forth and defined in the applicable Schedule, or upon any early termination of the Lease (whether upon a Default or otherwise), Lessee agrees, at its own expense and risk, (i) to pay for any repairs and to replace any parts required to place the Equipment in the same condition as when received by Lessee, reasonable wear and tear excepted and to provide certification from the manufacturer or a manufacturer approved maintenance provider acceptable to Lessor that the Equipment (a) has been tested and is operating in accordance with the manufacturer’s specifications (together with a report detailing the condition of the Equipment), the results of such tests and inspections and all repairs that were performed after such tests and inspections and (b) that the Equipment qualifies for the manufacturer’s used equipment maintenance program, (ii) to pay for any cleaning and treatment to the Equipment for damage or otherwise, all in accordance with the manufacturer’s recommendations and consistent with the best practices of dealers in used equipment that is similar to the Equipment, (iii) to cause the removal of all Lessee installed markings or labels which are not necessary for the operation, maintenance or repair of the Equipment, (iv) to ensure that the Equipment is in compliance with all applicable laws, rules and regulations, (v) to cause the Equipment to be disassembled, deinstalled and packed in accordance with the manufacturer’s recommendations by or under the supervision of the manufacturer or any other person acceptable to Lessor (without limitation, Lessee shall cause ail internal fluids to be drained and disposed of or filled and secured in accordance with the manufacturer’s recommendations and in accordance with all laws, rules and regulations), and (vi) to deliver the Equipment freight and insurance prepaid, to a carrier selected by Lessor and to otherwise provide for the transportation of the Equipment in a manner consistent with the manufacturer’s recommendations and practices to any location within the continental United States as Lessor shall direct and to have the Equipment unloaded at such location on a date specified by Lessor. Each item of Equipment shall match the description and serial numbers set forth on the applicable Schedule.

(e)  If Lessee notifies Lessor that it intends to return the Equipment pursuant to Section 14, Lessee shall include with such notice the following: (i) a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all internal circuit boards and software features; (ii) complete Equipment configurations, setup and operation diagrams, maintenance records and other data that may be reasonably requested by Lessor concerning the configuration and operation of the Equipment; and (iii) not later than sixty (60) days prior to the expiration or other termination of the Lease, and upon Lessor’s request, Lessee shall make the Equipment available for on-site operational inspection by persons designated by Lessor.

If a Lease is terminated as a result of a Default, Lessee shall also, upon Lessor’s request, return all copies of the Software to the Licensor (or any other party designated by Lessor).

7.  DISCLAIMER. LESSEE AGREES THAT: (1) LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OR LICENSOR OF THE EQUIPMENT OR SOFTWARE (IF ANY) OR THE REPRESENTATIVE OF ANY OF THEM; (2) LESSOR IS NOT REQUIRED TO ENFORCE ANY MANUFACTURER’S WARRANTIES ON BEHALF OF ITSELF OR OF LESSEE; (3) LESSOR IS NOT OBLIGATED TO INSPECT THE EQUIPMENT OR SOFTWARE; (4) LESSOR DOES NOT MAKE, AND HAS NOT MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP OR SOFTWARE; (5) LESSOR DOES NOT MAKE ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR AS TO TITLE TO, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR SOFTWARE. LESSEE FURTHER AGREES THAT LESSOR SHALL NOT BE LIABLE FOR ANY LIABILITY, LOSS OR DAMAGE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR SOFTWARE OR BY ITS INADEQUACY OR BY ANY EQUIPMENT OR SOFTWARE DEFECT, WHETHER OR NOT LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY, LOSS OR DAMAGE. LESSOR SHALL NOT HAVE ANY LIABILITY TO LESSEE OR ANY OTHER PERSON AND LESSEE AGREES NOT TO ASSERT ANY CLAIM AGAINST LESSOR WITH RESPECT TO ANY OF THE FOLLOWING: (1) THE USE, OPERATION OR PERFORMANCE OF THE EQUIPMENT OR SOFTWARE; (2) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR LOSS OF GOODWILL OR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY OTHER COMMERCIAL OR ECONOMIC LOSSES OF ANY KIND WHICH ARE ATTRIBUTABLE TO THE EQUIPMENT OR SOFTWARE; OR (3) THE DELIVERY, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE EQUIPMENT OR SOFTWARE.

8.  LOSS OR DAMAGE; CASUALTY VALUE. Lessee assumes the risk of any disappearance of or damage to any part of the Equipment or Software from any cause whatsoever. Within ten (10) days of learning of any condemnation or other circumstance where the Equipment or Software is, in Lessee’s reasonable opinion, irreparably damaged or permanently unfit for use (“Casualty”) Lessee will provide Lessor full details of the Casualty and will pay to Lessor an amount equal to (i) the sum of all unpaid and future Monthly Rents under the applicable Lease, with each such payment discounted to its net present value at a simple interest rate equal to six percent (8%) per annum (or if not permitted by applicable law, the lowest permitted rate) from the due date of each such payment to the Monthly Rent payment date immediately preceding the date of the Casualty; plus (ii) Lessor’s residual interest in such Equipment (herein agreed to be the greater of the fair market value of the Equipment at the expiration of the Lease or twenty (15%) percent of Lessor’s Capitalized Cost plus any other amounts due Lessor or its assignee (“Casualty Value”). Monthly Rent will continue to accrue without abatement untill Lessor receives the Casualty Value and all other amounts (including Monthly Rent payments) then due under the applicable Lease, at which time the Lease will terminate. Upon payments pursuant to this Section, together with payment of all other sums owing on said Lease to and including such payment date, Lessor will transfer title to the affected Equipment to Lessee “as is”, “where is”, “with all faults”, and without warranty, express or implied.

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9.  INSURANCE. Lessee agrees, at its own expense, to keep the Equipment insured with companies acceptable to Lessor and to maintain primary coverage consisting of (i) actual cash value all risk insurance on the Equipment, naming Lessor and its assigns as loss payee and (ii) single limit public liability and property damage insurance of not less than $1,000,000 per occurrence (or such other amounts as Lessor may require by notice to Lessee) naming Lessee as insured and Lessor and its assigns as additional insured. The insurance will provide for not less than thirty (30) days notice to Lessor of material changes in or cancellation of the policy. Lessee will deliver evidence of such insurance to Lessor upon request, and will promptly provide to Lessor all information pertinent to any occurrence which may become the basis of a claim. Lessee will not make claim adjustments with insurers except with Lessor’s prior written consent, such consent to be granted or withheld in Lessor’s sole discretion. Unless Lessee provides satisfactory evidence of the insurance coverage required herein, Lessor may, but is not required to. purchase insurance at Lessee’s expense to protect Lessor’s interest in the Equipment. This insurance may, but need not, protect Lessee’s interests. The coverage that Lessor purchases may not pay any claim that Lessee makes or any claim that is made against Lessee in connection with the Equipment. If Lessor elects to purchase insurance for the Equipment, Lessee will be responsible for the costs of that insurance, including the insurance premium, interest, fees, charges and a profit to the Lessor and its agents for providing such coverage until the effective date of cancellation or expiration of the insurance. The costs of the insurance may be more than the cost of insurance Lessee may be able to obtain on its own. The insurance coverage Lessor obtains may be through an insurance carrier which may be affiliated with Lessor. If Lessor obtains such insurance coverage, each month Lessee shall pay, together with the Monthly Rent the pro-rated portion of the insurance premium. At the end of the Initial Term Lessee must pay Lessor any remaining portion of the premium.

10.  REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Lessor that as of the date hereof and each Lease Commencement Date:

(a)  Lessee has adequate power and capacity to enter into the Lease, any documents relative to the purchase of the Equipment leased under such Lease, the licensing of any Software and any other documents required to be delivered in connection with this Lease (collectively, the “Documents”); the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Lessee which will impair its ability to perform under the Lease; and all information supplied to Lessor is accurate and complete.

(b)  Lessee’s entering into the Lease, leasing the Equipment, and agreeing to have Lessor finance a license to the Software does not and will not: (i) violate any judgment, order, or law applicable to the Lease, Lessee or Lessee’s certificate of incorporation or by-laws, partnership or operating agreement, as applicable, nor constitute an event of default under any material agreement by which it is bound; or (ii) result in the creation of any lien, security interest or other encumbrance upon the Equipment or Software.

(c)  All financial data of Lessee or of any consolidated group of companies of which Lessee is a member (“Lessee Group”), delivered to Lessor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no Material Adverse Change.

(d)  Lessee is and will be validly existing and in good standing under laws of the state of its formation and any other state in which the conduct of its business requires it to be so qualified; the persons signing the Lease are acting with the full authority of its board of directors, partners or members, as applicable, and hold the offices indicated below their signatures, which are genuine.

11.  FILING AND OTHER LESSEE’S AGREEMENTS. (a) Lessee hereby authorizes Lessor to file this Agreement, any Schedule, any financing statements and amendments thereto, security agreements, applications or other documents under certificate of title laws with respect to any or all of the Equipment or any collateral pledged by Lessee without the signature of Lessee thereon, and if Lessee’s signature is required thereon by law, Lessee appoints Lessor as its attorney-in-fact to execute any such instruments and documents. Lessee shall execute such supplemental instruments, financing statements, and other documents of any kind as Lessor deems to be necessary or advisable to carry out the purposes of this Lease and any Schedule hereunder and shall otherwise cooperate to defend the title of the Lessor by filing or otherwise. Lessee, upon demand, shall promptly pay all filing costs and fees incurred in the preparation and filing of such documents. If and to the extent that the Lease is deemed a security agreement under the Uniform Commercial Code, and otherwise for precautionary purposes only, Lessee grants Lessor a first priority security interest in its interest in the Equipment and in all Equipment leased pursuant to any Schedule. Such security interest shall secure Lessee’s obligations with respect to all Schedules, Leases and agreements between Lessee and Lessor. Lessee will notify Lessor in writing, with full particulars, within ten (10) days after it learns of the attachment of any lien to any Equipment and of the Equipment’s location.

(b)  Lessee agrees that it will keep the Equipment and Software free and clear from all claims, liens and encumbrances and will not assign, sublet, or grant a security interest in the Equipment or Software or in this Lease without Lessor’s prior written consent, such consent to be granted or withheld in Lessor’s sole discretion.

(c)  Lessee agrees to notify Lessor immediately in writing of any change in Lessee’s corporate or business name or in the location of its chief executive office.

(d)  Lessee will not take or fail to take any action which Lessor determines will result in the disqualification of any Equipment for, or the recapture of, all or any portion of the accelerated cost recovery deductions permitted by the Internal Revenue Code of 1986, as amended.Lessee will indemnify Lessor for any loss in Lessor’s after tax economic yields and cash flows caused by Lessee’s acts or failures to act.

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(e)  WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT ASSIGN, TRANSFER PLEDGE OR HYPOTHECATE THIS AGREEMENT, ANY LEASE, ANY EQUIPMENT OR ANY INTEREST IN THIS AGREEMENT, ANY LEASE, OR IN AND TO THE EQUIPMENT OR PERMIT ITS RIGHTS UNDER THIS AGREEMENT TO BE SUBJECT TO ANY LIEN, CHARGE OR ENCUMBRANCE OF ANY NATURE. LESSEE’S INTEREST HEREIN IS NOT ASSIGNABLE AND SHALL NOT BE ASSIGNED OR TRANSFERRED BY OPERATION OF LAW. LESSOR SHALL HAVE THE RIGHT TO ASSIGN THIS AGREEMENT, ITS INTEREST IN ANY LEASE OR EQUIPMENT OR ANY PART THEREOF OR ANY INTEREST THEREIN OR PROCEEDS DUE IT PURSUANT TO AN END OF TERM OPTION OR AGREEMENT, IF ANY. LESSEE WAIVES AND AGREES NOT TO ASSERT AGAINST ANY ASSIGNEE ANY DEFENSE, SET OFF, RECOUPMENT, CLAIM OR COUNTERCLAIM WHICH LESSEE HAS OR MAY AT ANY TIME HAVE AGAINST LESSOR FOR ANY REASON WHATSOEVER.

(f)  Each year within one hundred five (105) days after Lessee’s fiscal year end, Lessee shall deliver in a form satisfactory to Lessor and its assignees true, correct, and complete annual audited consolidated financial statements with an unqualified opinion [including all schedules if financial statements are unaudited]. Lessee will also deliver its quarterly consolidated financial statements (which shall be in a form satisfactory to Lessor and its assignees) within forty-five (45) days after the end of each of its fiscal quarters. Lessee shall, and shall cause any guarantor(s) of this Lease to, furnish to Lessor within five (5) days of any request thereof by Lessor any credit or financial information of the Lessee or such guarantor(s) (including, without limitation, their respective most recent financial statements, balance sheets, and income statements) as Lessor shall request from time to time.

(g)  Lessee agrees to execute such instruments and documents and take such other actions as Lessor may require to carry out the purpose and intent of this Agreement, any Lease and all other documentation related hereto.

12.  INDEMNIFICATION. Lessee agrees to indemnify, defend and keep harmless Lessor, its officers, employees, agents, successors and assigns, from and against any all losses, damages, penalties, claims and actions, including legal expenses, arising out of or in connection with (i) this Agreement, the Leases and any other document related hereto, including but not limited to, the selection, manufacture, purchase, acceptance or rejection of Equipment or Software, the ownership of Equipment or Software during the term of a Lease, and the delivery, lease, possession, maintenance, use, condition, return or operation of Equipment or Software or (ii) the condition of Equipment or Software sold or disposed of after or as a result of use by Lessee or any permitted sublessee of Lessee.

13.  DEFAULT AND REMEDIES. (a) Lessor may declare a Lease in default (a “Default”) if, with respect to such Lease any of the following circumstances exists, and is not cured by Lessee within thirty (30) days after Lessee’s receipt of written notice that such circumstances exist: (i) Lessor has not received any Rent or other amount due hereunder within five (5) days after its due date (or such other period as is required by applicable law); or (ii) Lessee or any guarantor violates or fails to perform any obligation of any term of this Agreement, a Lease, any term of a guaranty or under any other agreement between Lessor and Lessee or any guarantor and fails to correct such violation or failure to perform within ten (10) days after written notice from Lessor; or (iii) Lessee violates the terms of any license or agreement for Software; or (iv) Lessee or any guarantor becomes unable to pay its debts as they mature or becomes insolvent, is liquidated or dissolved, stops doing business, transfers substantially all of its stock or assets or assigns its rights or property for the benefit of creditors; or (v) a petition is filed by or against Lessee or any guarantor under Title 11 of the United States Code or any successor or similar law; or (vi) (for individuals) Lessee or any guarantor dies or a guardian is appointed for Lessee’s or guarantor’s person; or (vii) Lessee (or any affiliate) or any guarantor (or any affiliate) is in default of or fails to fulfill the terms of any other agreement between Lessee and Lessor or any affiliate of either; or (viii) any representation or warranty of Lessee or any guarantors in this Agreement or in any document executed by Lessee or any guarantor in connection herewith shall prove to be untrue in any material respect when made; or (ix) seizure of any Equipment under legal process; or (x) the filing by or against Lessee or any guarantor of a petition for reorganization of liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors; or (xi) Lessee is acquired, merged or formed into a separate entity, without the prior written consent of the Lessor, such consent to be granted or withheld in Lessor’s sole discretion; or (xii) the subjection of any part of the Equipment to any lien or security interest other than in favor of Lessor; or (xiii) Lessee shall be in default under the terms of any contract with any other person or entity requiring the payment of money by Lessee in an amount greater than $500,000.

(b)  At any time after a Default, Lessor may declare a default under any other Lease or agreement between Lessee (and any affiliate) and Lessor or its affiliate and Lessor shall have the right to exercise any one or more of the following remedies as Lessor in its sole discretion shall elect; (a) upon written notice to Lessee terminate or cancel this Agreement and Lessee’s rights hereunder; (b) declare all sums due and to become due hereunder immediately due and payable; (c) without terminating the Lease(s), require Lessee to promptly deliver the Equipment in the manner specified in Section 6 hereof; (d) without terminating the Lease, to directly or by its agent, and without notice or liability or legal process enter upon any premises where any Equipment may be located, take possession of such Equipment, and either store it on said premises without charge or remove same, all without liability to Lessor or its agents for such entry, or for damage to property or otherwise (LESSEE HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE, LEGAL PROCESS, PRIOR JUDICIAL HEARING AND DAMAGE FOR TRESPASS); (e) without terminating the Lease(s), terminate any purchase option and sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment all free and clear of any rights of Lessee and without any duty to account to Lessee for such action, Lessor shall apply the net proceeds of such sale or release of the Equipment to Lessee’s obligations hereunder corresponding to the date of default, after deducting from such proceeds all costs and expenses of repossession and disposition, and attorneys’ fees; (f) exercise any other rights or remedy which may be available to it in law or in equity; and (g) rescind any purchase option previously granted to Lessee. Lessee shall promptly pay, any. resulting deficiency; together with interest at the highest rate provided by law (and if there is no legal limit, then one and one-half (1.5%) percent per month), and Lessor’s attorneys’ fees if legal action or services are required to collect such deficiency. If Lesser is unable to repossess the Equipment for any reason, the Equipment shall be deemed a total loss and Lessee shall pay to Lessor the amount due pursuant to Section 8. No termination, repossession or other act by Lessor after default shall relieve Lessee from any of its obligations hereunder unless Lessor releases Lessee in writing. In addition to all other charges hereunder, Lessee shall pay to Lessor on demand all fees, costs and expenses incurred by Lessor as a result of such default, including without limitation, attorneys’, appraisers’, and brokers’ fees and expenses and costs of removal, storage, transportation, insurance and disposition of the Equipment (except to the extent deducted as aforesaid) and of enforcement of any of Lessor’s rights pursuant to any of the instruments given as security herefor as set forth in any Schedule. In the event that any court of competent jurisdiction determines that any provision of this Section is invalid or unenforceable in whole or in part such determination shall rot prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. TO THE EXTENT PERMITTED BY LAW, LESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BETWEEN LESSOR AND LESSEE.

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(c)  Lessor’s remedies for Default may be exercised instead of or in addition to each other or any other legal or equitable remedies. Lessor has the right to set-off any sums received from any source (including insurance proceeds) against Lessee’s obligations under each Lease. Lessee waives its right to object to the notice of the time or place of sale or lease and to the manner and place of any advertising. Lessee waives any defense based on statutes of limitations or laches in actions for damages. Lessor’s waiver of any Default is not a waiver of its rights with respect to a different or later Default.

(d)  Lessor may recover as liquidated damages for loss and not as penalty all past due amounts as well as an amount equal to the present value of monies to be paid by the Lessee during the remaining term of the lease or any successive periods then in effect calculated by discounting at the rate of eight percent (8.0%) per annum compounded monthly, which payment shall become immediately due and payable.

(e)  Upon the occurrence of an Event of Default and if such Event of Default is continuing, the parties agree that Lessor shall have the right to participate as a visitor in all meetings and teleconferences of the Board of Directors of the Lessee, any guarantors and/or any parent company of the Lessee. Lessee agrees that it will give Lessor at least three (3) days written notice of all such Board of Director’s meetings or teleconference, which notice shall include the date, time and proposed agenda for such meeting. Lessee further agrees that it will forward to Lessor any materials prepared for the Board of Directors for any such Board Meetings where Lessor has the rights to attend/participate as a visitor. Notwithstanding the foregoing, Lessee agrees that Lessor shall have such Board visitation rights if there has been a payment default as described in Section 13(a) even if Lessor has not declared such an event of default in writing.

14.  OPTION. So long as no Default has occurred, Lessee has the option to (i) purchase all but not less than all of the Equipment under a Lease at the end of the Initial Term or any Renewal Term on an AS-IS WHERE-IS basis without representation or warranty, for a cash purchase price equal to the Equipment’s Fair Market Value (plus any applicable sales taxes) determined as of the end of such Term; or (ii) renew the Term of a Lease for a minimum period of six months at the then Fair Market Rental of the Equipment or (iii) return all but not less than all of the Equipment in accordance with Section 6. Lessee must give irrevocable written notice to Lessor at least one hundred twenty (120) days before the end of the Initial Term or any Renewal Term that it will purchase the Equipment or extend the Initial Term or the Renewal Term or return the Equipment. If the Lease is renewed, Lessee’s obligations (other than the amount of Monthly Rent to be paid) will remain unchanged. If Lessee fails to timely notify Lessor of its election of one of such options on or before ninety (90) days prior to the expiration of the Initial Term of the Lease or fails to timely exercise the elected option by providing payment to Lessor of the purchase option price no later than the expiration date of the Initial Term, the Lease will automatically continue on the same periodic basis in effect at such time with Monthly Rent payable in the same amount and frequency in effect at such time until the Equipment is returned or purchased in accordance with the terms hereof. Lessee’s obligations and ail other provisions of the Lease shall continue until such time. Lessee will pay Lessor for any loss in value resulting from the failure to maintain the Equipment in accordance with the Lease and for damages incurred in shipping and handling. “Fair Market Value” or “Fair Market Rental” shall mean the fair market value or fair market rental value of the Equipment “in place” which shall be the amount expressed in terms of money that may reasonably be expected to be exchanged between a willing buyer and a willing seller or a willing lessor and a willing lessee, as the case may be, neither under any compulsion to buy or sell or to lease, as the case may be and both fully aware of all relevant facts, as to the termination or expiration of the Lease and taking into account installation and the contribution of the item to the operating facility; provided, however, the Lessor agrees that in no case shall the Fair Market Value of any equipment on any Schedule be deemed to be in excess of fifteen percent (15%) of the original equipment costs on such Schedule. This value presupposes the continued utilization of the Equipment in connection with all other installed items of equipment at the operating facility. If Lessor and Lessee cannot agree as to the Fair Market Value or Fair Market Rental of the Equipment at least sixty (60) days prior to expiration of the Initial Term or any Renewal Term, Lessor shall appoint an independent appraiser, reasonably acceptable to Lessee, to determine Fair Market Value or Fair Market Rental. The independent appraiser’s determination shall be final and Lessee and Lessor shall each pay 50% of all costs associated with such appraisal.

15.  EARLY BUYOUT. The Lessee shall have the right to terminate any Schedule hereunder early and buyout the equipment on such Schedule by delivering an amount in cash equal to the present value of monies to be paid by the Lessee during the remaining term of such Lease Schedule or any successive periods then in effect assuming an end of lease buyout payment of fifteen percent (15%) of the original amount of such Lease Schedule, calculated by discounting at the rate of eight percent (8.0%) per annum compounded monthly. In the event, the Lessee exercises such early buyout provision, the Lessor agrees to issue a bill of sale and transfer all right and title to such equipment to the Lessee after receipt of payment therefor.

Page 6 of 8	Lessee Initials

16.  RIGHTS TO PAY AND RECEIVE RENT IN THE FORM OF SECURITIES. The Lessee, at its option, shall have the right to pay the non-sales and use tax related portion of any Lease Rental Payments with Series A Convertible Preferred Stock (“Series A Stock”) until December 31, 2014 at a price per share equal to the then effective Series A Original Issue Price (as defined in the Lessee’s Certificate of Designations of Series A Convertible Stock) (hereafter referred to as the “Issuance Pricen). The Lessor, at its option and upon written notice to the Lessee, shall have the right to receive all or any part of the non-sales and use tax related portion of any Lease Rental Payments during the term of any Schedule in Series A Stock valued at the Issuance Price then in effect. All portions of any Lease Rental Payments not otherwise paid in shares of Series A Stock shall be paid monthly in cash.

17.  CONDITIONS PRECEDENT. Lessor’s obligation to enter into this Agreement shall be subject to the condition precedent that Lessor shall have received all of the following, in form and substance satisfactory to Lessor: (a) A certificate of Lessee’s Secretary or Assistant Secretary certifying (i) the resolutions of the board of directors authorizing the execution, delivery and performance of this Agreement, and any related documents, (ii) Lessee’s bylaws or other governance documents, (iii) Lessee’s certificate or articles of incorporation or organization (as applicable) and (iv) the signatures of the officers or agents of Lessee authorized to execute and deliver this Agreement, each Schedule, and other instruments, agreements and certificates on behalf of Lessee; (b) executed copies of any transaction documents contemplated in that certain Purchase Agreement, dated March 18, 2013, between the Lessor and the Lessee; and (c) such other documents or items reasonably required by Lessor (including, without limitation, evidence of the insurance required to be maintained by Lessee pursuant to Section 9, and landlord waivers in form and substance satisfactory to Lessor in its sole discretion with respect to ail locations not owned by Lessee where all or a portion of the Equipment is to be located).

18.  MISCELLANEOUS. (a) Time is of the essence of each Lease. Lessor’s failure at any time to require that Lessee strictly perform its obligations under any Lease will not prevent Lessor from later requiring such performance. Lessee agrees, upon Lessor’s request, to sign any document presented by Lessor from time to time to protect Lessor’s rights in the Equipment. Lessee also agrees to pay Lessor’s attorneys’ fees and out-of-pocket expenses in protecting or enforcing its rights under a Lease. Lessee will pay attorney’s fees and costs of collection, up to the amount permitted by law.

(b)  All required notices will be considered to have been given if sent by registered or certified mail or overnight courier service to the Lessor at the address stated above and to the Lessee at its address stated in the Lease, or at such other place as such addressee may have designated in writing.

(c)  So long as there is no Default, Lessor shall not interfere with Lessee’s quiet enjoyment of the Equipment or Software. If a provision of a Lease is declared invalid under law, the affected provision will be considered omitted or modified to conform to applicable law. All other provisions will remain in full force and effect.

(d)  If Lessee fails to comply with any provision of a Lease, Lessor has the right, but is not obligated, to have such provision brought into compliance. This right is in addition to the Lessor’s right to declare a Default. All expenses incurred by Lessor in bringing about such compliance will be considered Rent which is due to Lessor within five (5) days after the date Lessor sends to Lessee a written request for payment.

(e)  All overdue payments will bear interest at the Overdue Rate, which is the lower of fifteen percent (15%) per annum or the maximum rate allowed by law. Interest will accrue daily until payment in full is received.

(f) All of Lessor’s rights (including indemnity rights) under a Lease survive the Lease’s expiration or termination, and are enforceable by Lessor, its successors and assigns.

(g)  ARTICLE 2A: EACH LEASE IS A “FINANCE” LEASE AS DEFINED IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE. To the extent permitted by applicable law, Lessee hereby waives all rights and remedies conferred upon a Lessee by Article 2A (sections 506-522) of the Uniform Commercial Code, including but not limited to Lessee’s rights to: (i) cancel or repudiate the Lease; (ii) reject, revoke acceptance or accept partial delivery of the Equipment or “cover”; (iii) recover damages from Lessor for any breach of warranty or for any other reason; and (iv) grant a security interest in any Equipment in Lessee’s possession. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise that may limit or modify any of Lessor’s rights or remedies hereunder. Any action by Lessee against Lessor for any default under any Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

(h)  THIS AGREEMENT SHALL BE BINDING AND EFFECTIVE WHEN ACCEPTED BY LESSOR AT ITS OFFICES IN MICHIGAN. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN MICHIGAN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH MICHIGAN LAW. LESSEE AGREES THAT ALL LEGAL ACTIONS IN CONNECTION WITH THIS AGREEMENT, AT LESSOR’S OPTION, SHALL TAKE PLACE IN THE FEDERAL OR STATE COURTS SITUATED IN MICHIGAN.

[Signature page to follow]

Page 7 of 8	Lessee Initials

THIS AGREEMENT AND ANY LEASE AND ANNEXES THERETO CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS EFFECTIVE AS OF THE EFFECTIVE DATE UPON SIGNING BY BOTH LESSOR AND LESSEE. A LEASE MAY NOT BE CHANGED EXCEPT BY WRITTEN AGREEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTY AGAINST WHOM IT IS TO BE ENFORCED. LESSEE IRREVOCABLY AUTHORIZES LESSOR TO PREPARE AND SIGN ON BEHALF OF LESSEE ANY INSTRUMENT NECESSARY OR EXPEDIENT FOR FILING, RECORDING OR PERFECTING THE INTEREST OF LESSOR IN EACH LEASE, THE RELATED EQUIPMENT AND THE PROCEEDS OF BOTH.

LESSOR: Aspen Advanced Opportunity Fund, LP		LESSEE: XG Sciences, Inc.

By:	/s/ Steven C. Jones	By:	/s/ Michael R. Knox

Name:	Steven C. Jones	Name: Michael R. Knox

Title:	Managing Member	Title: President and CEO
AA XGS, LLC
The General Partner

Date:	3/18/2013	Date: March 18, 2013

Page 8 of 8	Lessee Initials

LEASE SCHEDULE NO. 1

to Master Lease Agreement, dated March 18, 2013 (the “Master Lease”)

between Aspen Advanced Opportunity Fund, LP (“Lessor”)

and XG Sciences, Inc. (“Lessee”)

EQUIPMENT:	Certain manufacturing equipment as more fully described on Exhibit A hereto.

EQUIPMENT LOCATION:	3101 Grand Oak Drive Lansing Ml 48911	or	4055 English Oak, Suite B Lansing, Ml 48911

Actual location of each piece of Equipment is specified on Exhibit A. Lessee agrees that it will notify Lessor to the extent it moves any of the Equipment from the location specified on Exhibit A to a new location.

LESSOR’S CAPITALIZED COST:	$578,779.62

“Lessor’s Capitalized Cost” shall mean the sum of the purchase price of the Equipment, sales and/or use tax if applicable, installation costs, delivery costs, and buy-out of a previous lease if applicable.

LEASE COMMENCEMENT DATE:	The term of this Lease Schedule shall begin on the earlier of i) the date Lessee executes any Certificate of Understanding with respect to any of the Equipment hereunder or ii) the date Lessee executes a Certificate of Acceptance with respect to the Equipment hereunder (the “Lease Commencement Date”) and shall continue from such Lease Commencement Date until a period of forty-eight (48) months has lapsed from January 1, 2014 (the “Initial Payment Term Start Date”).

INITIAL PAYMENT TERM:	48 months

MONTHLY RENTAL PAYMENT:	$16,108.02 plus applicable taxes (if any) per month

Lessee shall pay the Monthly Rental Payment on the Equipment during the Initial Payment Term on the same day of each month as the Initial Payment Term Start Date. If applicable, interim rent covering the period from the Lease Commencement Date until the Initial Payment Term Start Date, shall accrue at the rate of 2.7831% per month (the “Monthly Lease Factor”) of any amounts funded by the Lessor to any suppliers of the Equipment prior to the Initial Payment Term Start Date. Interim rent for any partial months shall accrue at a rate equal to 1/30th of the amounts funded by the Lessor giving rise to such interim rent multiplied by the Monthly Lease Factor for each day that lapses from the date on which the Lessor provides any such funding to a supplier of the Equipment. Such interim rent shall be due and payable on the Initial Term Start Date or within five (5) days of receipt of an invoice for such interim rent.

OPTION TO PAY RENTAL PAYMENTS IN SECURITIES:	Pursuant to Paragraph 16 of the Master Lease, Lessee, at its option, shall have the right to pay the non-sales and use tax related portion of any Monthly Rental Payments with its Series A Convertible Preferred Stock (“Series A Stock”) until December 31, 2014 at a price per share equal to the then effective Series A Original Issue Price (as defined in the Lessee’s Certificate of Designations of Series A Convertible Stock) (hereafter referred to as the “Issuance Price”). The Lessor, at its option and upon written notice to the Lessee, shall have the right to receive all or any part of the non-sales and use tax related portion of any Monthly Rental Payments in Series A Stock valued at the Issuance Price then in effect. All portions of any Monthly Rental Payments not otherwise paid in shares of Series A Stock shall be paid in cash.

1

PURCHASE OPTION:	At the end of the Initial Term of this Lease Schedule, Lessee shall have the options for the disposition of the Equipment as more fully described in Paragraph 14 of the Master Lease. Upon proper notification under the Master Lease, the Lessee shall have the option to purchase all but not less than all of the Equipment for the then Fair Market Value (as defined in the Master Lease) provided the Lessee has satisfactorily met all the terms and conditions specified for the exercise of the purchase option.

EARLY BUYOUT:	Lessee shall have the right to effect an Early Buyout of the Equipment in accordance with the terms of Paragraph 15 of the Master Lease. An Early Buyout will also be subject to any and all applicable state and federal tax laws.

EQUIPMENT DISCLAIMER AND AGREEMENT:	Lessee hereby acknowledges that it is aware of and understands its obligations with respect to the Master Lease, and that it agrees to enforce in its own name all warranties, agreements, or representations, if any, which may be made by any supplier with respect to the Equipment. LESSEE FURTHER AGREES AND ACKNOWLEDGES THAT LESSOR MAKES NO EXPRESSED OR IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER REGARDING THE EQUIPMENT, INCLUDING WITHOUT LIMITATION THE CONDITION OF THE EQUIPMENT AND ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. NO DEFECT OR UNFITNESS OF EQUIPMENT SHALL RELEASE LESSEE OF THE OBLIGATION TO PAY RENTAL PAYMENTS OR OF ANY OTHER OBLIGATIONS UNDER THE MASTER LEASE OR THIS LEASE SCHEDULE.

This Lease Schedule is issued pursuant to the Master Lease identified hereon. All the terms, conditions, representations, and warranties of the Master Lease are hereby incorporated herein and made a part hereof as if they were expressly set forth in this Lease Schedule, and this Lease Schedule constitutes a separate lease with respect to the Equipment described herein.

IN WITNESS WHEREOF, the parties below have caused this Lease Schedule to be executed by their duly authorized representatives as of this 20th day of December 2013.

LESSOR:		LESSEE:

ASPEN ADVANCED OPPORTUNITY FUND, LP		XG SCIENCES, INC.

/s/ Steven C. Jones		/s/ Michael R Knox
Authorized Signature		Authorized Signature

Name:	Steven C. Jones	Name:	Michael R Knox

Title:	Managing Member	Title:	CEO
AA XGS, LLC
The General Partner

2

Exhibit A

to Lease Schedule No. 1

to Master Lease Agreement, dated March 18, 2013 (the “Master Lease”)

between Aspen Advanced Opportunity Fund, LP (“Lessor”) and

XG Sciences, Inc. (“Lessee”)

This Exhibit A list of Equipment and any and all attachments hereto are part of the Master Lease and Lease Schedule referenced above. Lessee hereby confirms it has received all of said Equipment and has executed a Certificate of Acceptance therefor.

Item #	Item Name / Description	Manufacturer	Model #	XGS Application Area	XGS Location	Total Purchase Amount
#1	Pneumatic Transfer Conveyor	Vac-U-Max	Z71821A/01	xGnP™ Bake Oven	3101 Grand Oak Dr	$11,830.00
	Vacuum Receiver with controls to provide material conveyance. Integral 7/8 HP electric blower 115V/1P/60 A. Offset Cone Receiver with 4” outlet x 12” diameter top opening.
#2	Pneumatic Transfer Conveyor	Vac-U-Max	Z71821A/01	xGnP™ Packaging	3101 Grand Oak Dr	$11,830.00
	Vacuum Receiver with controls to provide material conveyance. Integral 7/8 HP electric blower 115V/1P/60 A. Offset Cone Receiver with 4” outlet x 12” diameter top opening.
#3	Pneumatic Transfer Conveyor	Vac-U-Max	MDL105201	XG LeafR Processing	3101 Grand Oak Dr	$14,862.22
	Vacuum Receiver with controls to provide material conveyance, Integral 3 phase TEFC motor, 2 HP, 230/460 V, Offset Cone Receiver with 6” outlet x 16” diameter top opening.
#4	Pneumatic Transfer Conveyor	Vac-U-Max	Z71821A/01	XG LeafR Processing	3101 Grand Oak Dr	$11,866.00
	Vacuum Receiver with controls to provide material conveyance. Integral 7/8 HP electric blower 115V/1P/60 A. Offset Cone Receiver with 4” outlet x 12” diameter top opening.
#5	Calender	Magnet Fairview	3 Roll	XG Leaf Processing	3101 Grand Oak Dr	$158,455.00
	Hydralic operated Calender with three (3) 12” diameter x 26” face double shell spiral baffled rolls. Capable of 2,000 pli.
#6	Calender	Magnet Fairview	3 Roll	XG LeafR Processing	3101 Grand Oak Dr	$175,950.00
	Hydralic operated Calender with two (2) 14” diameter x 26” face double shell spiral baffled rolls and One (1) 14” diameter x 26” face composite covered roll. Capable of 4,500 pli.
#7	Infrared Oven	Blasdel	8’ X 24"	XG LeafR Processing	3101 Grand Oak Dr	$54,545.00
	Infrared Oven with stainless steel belt, Constructed of structural steel with heating elements providing 25 watt per sq. Inch power. Oven will include a single zone control and panel.
#8	Dual Conveyor Infrared Oven	Blasdel	14’ 2-Belt	XG LeafR Processing	3101 Grand Oak Dr	$63,258.00
	Constructed of structural steel with heating elements providing 20 watt per sq. Inch power. Additional bottom heaters will have a neoceran glass on heaters. Oven will include dual zone controls and panel. Designed with two mess steel belts driven by Independent drives.
#9	Ultrasonic Cleaner	Hessonic	HS-3317-SP	XG LeafR Processing	3101 Grand Oak Dr	$12,355.97
	Ultrasonic filtration membrane cleaner with 500 watts input operating at 40 KHz. Tank constructed of 14 gauge type 304 stainless steel.
#10	Tubular Conveyor	Cablevey	Conveying System	xGnP™ Conveying	3101 Grand Oak Dr	$47,615.94
	6” Stainless Steel Tubular Conveyor with coated cables, Drive, Brush box, and cleanout.
#11	Planetary Mixer Model #YRXJ-10L	Shanghai New Energy Eq & Technology Co., ltd.	Mixer	Dispersion Lab	4055 English Oak, Suite B	$16,211.49
	Planetary Mixer with high speed dispersers + twist blades with vacuum capability
	TOTAL					$578,779.62

CERTIFICATE OF ACCEPTANCE

Lease Schedule No. 1 (the “Lease Schedule)

under Master Lease Agreement dated March 18, 2013 (the “Master Lease”)

between Aspen Advanced Opportunity Fund, LP (“Lessor”)

and XG Sciences, Inc. (“Lessee”)

LESSEE HEREBY CERTIFIES that all items of Equipment described in Exhibit A to the Lease Schedule have been received and inspected by the Lessee as of the date below and are in good order and condition and are acceptable to the Lessee where is, as is. The decals and/or labels, if required by the Lessor and supplied to the Lessee, have been affixed each item of Equipment.

Lessee hereby acknowledges that Lessor did not select, manufacture or supply the equipment and Lessor acquired the equipment in connection with the Master Lease and the Lease Schedule.

Lessee represents and warrants that it has arranged for insurance on the Equipment consistent with the terms of Paragraph 9 of the Master Lease.

Lessee hereby approves and all payments made by the Lessor to any supplier of the Equipment on the Lease Schedule made either i) prior to the date hereof pursuant to an Certificate of Understanding executed by the Lessee, or ii) on or after the date hereof. Lessee hereby certifies that the Lessor has fully and satisfactorily performed all covenants and conditions to be performed by it under the Lease with respect to this Lease Schedule.

LESSEE HEREBY ACKNOWLEDGES THAT IT UNDERSTANDS THAT THE LESSOR IS RELYING UPON THIS CERTIFICATE OF ACCEPTANCE OR ANY CERTIFICATE OF UNDERSTANDING MADE PRIOR TO THE DATE HEREOF IN MAKING PAYMENT TO ANY SUPPLIER OF EQUIPMENT ON THIS LEASE SCHEDULED.

Date: December 20, 2013

LESSEE:

/s/ Michael R Knox
Authorized Signature

Michael R Knox
Name

CEO
Title

LEASE SCHEDULE NO. 2

to Master Lease Agreement, dated March 18, 2013 (the “Master Lease”)

between Aspen Advanced Opportunity Fund, LP (“Lessor”)

and XG Sciences, Inc. (“Lessee”)

EQUIPMENT:	Certain R&D equipment as more fully described on Exhibit A hereto.

EQUIPMENT LOCATION:

4055 English Oak, Suite B

Lansing, MI 48911

Actual location of each piece of Equipment is specified on Exhibit A. Lessee agrees that it will notify Lessor to the extent it moves any of the Equipment from the location specified on Exhibit A to a new location.

LESSOR’S CAPITALIZED COST:

$56,990.11

“Lessor’s Capitalized Cost” shall mean the sum of the purchase price of the Equipment, sales and/or use tax if applicable, installation costs, delivery costs, and buy-out of a previous lease if applicable.

LEASE COMMENCEMENT DATE:	The term of this Lease Schedule shall begin on the earlier of i) the date Lessee executes any Certificate of Understanding with respect to any of the Equipment hereunder or ii) the date Lessee executes a Certificate of Acceptance with respect to the Equipment hereunder (the “Lease Commencement Date”) and shall continue from such Lease Commencement Date until a period of forty-eight (48) months has lapsed from January 1, 2014 (the “Initial Payment Term Start Date”).

INITIAL PAYMENT TERM:	48 months

MONTHLY RENTAL PAYMENT:

$1,586.09 plus applicable taxes (if any) per month

Lessee shall pay the Monthly Rental Payment on the Equipment during the Initial Payment Term on the same day of each month as the Initial Payment Term Start Date. If applicable, interim rent covering the period from the Lease Commencement Date until the Initial Payment Term Start Date, shall accrue at the rate of 2.7831% per month (the “Monthly Lease Factor”) of any amounts funded by the Lessor to any suppliers of the Equipment prior to the Initial Payment Term Start Date. Interim rent for any partial months shall accrue at a rale equal to 1/30th of the amounts funded by the Lessor giving rise to such interim rent multiplied by the Monthly Lease Factor for each day that lapses from the date on which the Lessor provides any such funding to a supplier of the Equipment. Such interim rent shall be due and payable on the Initial Term Start Date or within five (5) days of receipt of an invoice for such interim rent.

OPTION TO PAY RENTAL PAYMENTS IN SECURITIES:	Pursuant to Paragraph 16 of the Master Lease, Lessee, at its option, shall have the right to pay the non-sales and use tax related portion of any Monthly Rental Payments with its Series A Convertible Preferred Stock (“Series A Stock”) until December 31, 2014 at a price per share equal to the then effective Series A Original Issue Price (as defined in the Lessee’s Certificate of Designations of Series A Convertible Stock) (hereafter referred to as the “Issuance Price”). The Lessor, at its option and upon written notice to the Lessee, shall have the right to receive all or any part of the non-sales and use tax related portion of any Monthly Rental Payments in Series A Stock valued at the Issuance Price then in effect. All portions of any Monthly Rental Payments not otherwise paid in shares of Series A Stock shall be paid in cash.

1

PURCHASE OPTION:	At the end of the Initial Term of this Lease Schedule, Lessee shall have the options for the disposition of the Equipment as more fully described in Paragraph 14 of the Master Lease. Upon proper notification under the Master Lease, the Lessee shall have the option to purchase all but not less than all of the Equipment for the then Fair Market Value (as defined in the Master Lease) provided the Lessee has satisfactorily met all the terms and conditions specified for the exercise of the purchase option.

EARLY BUYOUT:	Lessee shall have the right to effect an Early Buyout of the Equipment in accordance with the terms of Paragraph 15 of the Master Lease. An Early Buyout will also be subject to any and all applicable state and federal tax laws.

EQUIPMENT DISCLAIMER AND AGREEMENT:	Lessee hereby acknowledges that it is aware of and understands its obligations with respect to the Master Lease, and that it agrees to enforce in its own name all warranties, agreements, or representations, if any. which may be made by any supplier with respect to the Equipment. LESSEE FURTHER AGREES AND ACKNOWLEDGES THAT LESSOR MAKES NO EXPRESSED OR IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER REGARDING THE EQUIPMENT, INCLUDING WITHOUT LIMITATION THE CONDITION OF THE EQUIPMENT AND ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. NO DEFECT OR UNFITNESS OF EQUIPMENT SHALL RELEASE LESSEE OF THE OBLIGATION TO PAY RENTAL PAYMENTS OR OF ANY OTHER OBLIGATIONS UNDER THE MASTER LEASE OR THIS LEASE SCHEDULE.

This Lease Schedule is issued pursuant to the Master Lease identified hereon. All the terms, conditions, representations, and warranties of the Master Lease are hereby incorporated herein and made a part hereof as if they were expressly set forth in this Lease Schedule, and this Lease Schedule constitutes a separate lease with respect to the Equipment described herein.

IN WITNESS WHEREOF, the parties below have caused this Lease Schedule to be executed by their duly authorized representatives as of this 20th day of December 2013.

LESSOR:		LESSEE:

ASPEN ADVANCED OPPORTUNITY FUND, LP		XG SCIENCES, INC.

/s/ Steven C. Jones		/s/ Michael R Knox
Authorized Signature		Authorized Signature

Name:	Steven C. Jones	Name:	Michael R Knox

Title:	Managing Member	Title:	CEO
AAX65, LLC
The General Partner

2

Exhibit A

to Lease Schedule No. 2

to Master Lease Agreement, dated March 18, 2013 (the “Master Lease”)

between Aspen Advanced Opportunity Fund, LP (“Lessor”) and

XG Sciences, Inc. (“Lessee”)

This Exhibit A list of Equipment and any and all attachments hereto are part of the Master Lease and Lease Schedule referenced above. Lessee hereby confirms it has received all of said Equipment and has executed a Certificate of Acceptance therefor.

Lease Schedule #2 Equipment

Item #	Item Name/ Description	Manufacturer	Model #	XGS Application Area	XGS Location	Total Purchase Amount
#1	Battery Tester	Arbin Instruments	BT2000	R&D Battery Testing	4055 English Oak, Suite B	$56,990.11
	Testing station designed for cell and battery modules.
	TOTAL					$56,990.11

CERTIFICATE OF ACCEPTANCE

Lease Schedule No. 2 (the “Lease Schedule)

under Master Lease Agreement dated March 18, 2013 (the “Master Lease”)

between Aspen Advanced Opportunity Fund, LP (“Lessor”)

and XG Sciences, Inc. (“Lessee”)

LESSEE HEREBY CERTIFIES that all items of Equipment described in Exhibit A to the Lease Schedule have been received and inspected by the Lessee as of the date below and are in good order and condition and are acceptable to the Lessee where is, as is. The decals and/or labels, if required by the Lessor and supplied to the Lessee, have been affixed each item of Equipment.

Lessee hereby acknowledges that Lessor did not select, manufacture or supply the equipment and Lessor acquired the equipment in connection with the Master Lease and the Lease Schedule.

Lessee represents and warrants that it has arranged for insurance on the Equipment consistent with the terms of Paragraph 9 of the Master Lease.

Lessee hereby approves and all payments made by the Lessor to any supplier of the Equipment on the Lease Schedule made either i) prior to the date hereof pursuant to an Certificate of Understanding executed by the Lessee, or ii) on or after the date hereof. Lessee hereby certifies that the Lessor has fully and satisfactorily performed all covenants and conditions to be performed by it under the Lease with respect to this Lease Schedule.

LESSEE HEREBY ACKNOWLEDGES THAT IT UNDERSTANDS THAT THE LESSOR IS RELYING UPON THIS CERTIFICATE OF ACCEPTANCE OR ANY CERTIFICATE OF UNDERSTANDING MADE PRIOR TO THE DATE HEREOF IN MAKING PAYMENT TO ANY SUPPLIER OF EQUIPMENT ON THIS LEASE SCHEDULE.

Date: December 20, 2013

LESSEE:

/s/ Michael R Knox
Authorized Signature

Michael R Knox
Name

CEO
Title